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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Penn National Gaming, Inc.
Wyomissing, Pennsylvania

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (nos. 33-98640, 333-61684, and 333-108173) of Penn National Gaming, Inc. and subsidiaries of our report dated January 30, 2004, except for Note 15, which is as of February 22, 2004, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Philadelphia, Pennsylvania
March 12, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS